Exhibit 99.1
INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Overview
     On January 27, 2008, we entered into a definitive agreement pursuant to which we will acquire all outstanding shares of common stock of Matria Healthcare, Inc. (“Matria”), for consideration per share of (i) $6.50 in cash and (ii) convertible preferred stock of Inverness having a stated value of $32.50 per share (convertible at $69.32, a premium of 30% over the prior five day closing average price of Inverness shares) or, at the election of Inverness, $39 in cash. The convertible preferred stock is estimated to be issued in a tax-deferred transaction and provides for a three percent dividend. The total transaction consideration will be approximately $1.2 billion, consisting of approximately $900 million to acquire the Matria shares of common stock and assumption of approximately $300 million of Matria’s indebtedness outstanding. The proposed transaction will take the form of an indirect acquisition through a merger of a newly formed, wholly-owned subsidiary of Inverness with and into Matria. Matria, headquartered in Marietta, Georgia, is a national provider of health enhancement, disease management and high-risk pregnancy management programs and services. Through its Health Enhancement and Women’s and Children’s Health divisions, Matria provides services to more than 1,000 employers and managed care organizations.
     The unaudited pro forma condensed combined financial statements (the “Financial Statements”) reflect our probable acquisition of Matria. The Financial Statements are based on the respective historical consolidated financial statements and the notes thereto of Inverness and Matria. The Financial Statements also reflect our previous acquisitions of Biosite Incorporated (“Biosite”) (including related financing transactions), Cholestech Corporation (“Cholestech”), Instant Technologies, Inc. (“Instant”) and the Innovacon business, including the ABON facility (“Innovacon”) and our November 2007 issuance of 13.6 million shares of common stock for net proceeds of $806.9 million. All acquisitions are reflected using the purchase method of accounting and the estimates, assumptions and adjustments described below and in the notes to the Financial Statements. Actual operating results of the previous acquisitions are included in Inverness’ historical financial results only from the respective dates of the acquisitions.
     The Financial Statements also reflect our previous transfer of our consumer diagnostic products assets to a 50/50 joint venture with The Procter & Gamble Company (“P&G”), the elimination of the historical results of operations of our consumer diagnostic products business, and the impact of the new manufacturing agreement with the joint venture on our historical results of operations.
     For purposes of preparing the Financial Statements, the historical financial information for Inverness and Matria is based on the year ended December 31, 2006 and the nine months ended September 30, 2007.
     The historical Matria financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 represents the pre-acquisition results of Matria. The historical Biosite financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 includes results of operations for the pre-acquisition period ended June 26, 2007, which represent the historical pre-acquisition results of Biosite. The historical Cholestech financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 includes results of operations for the pre-acquisition period ended September 12, 2007, which represent the historical pre-acquisition results of Cholestech. The historical Instant financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 includes results of operations for the pre-acquisition period ended March 12, 2007, which represent the historical pre-acquisition results of Instant. The historical Innovacon financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 includes results of operations for the pre-acquisition period ended March 31, 2006, which represent the historical pre-acquisition results of Innovacon.
     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 assume that the pending acquisition of Matria, the acquisition of Biosite and the related financing transactions, the acquisition of Cholestech, the previous acquisitions of Instant and Innovacon, the consummation of the 50/50 joint venture with P&G and the November 2007 issuance of common stock occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet assumes that the pending acquisition of Matria occurred on September 30, 2007. The historical Inverness balance sheet as of September 30, 2007 reflects the acquisition of Biosite and the related financing transactions, the acquisitions of Cholestech, Instant and Innovacon, and the consummation of the 50/50 joint venture with P&G.
     The Financial Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the pending merger with Matria or the other transactions described above been consummated as of January 1, 2006 or September 30, 2007. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the Financial Statements that management of Inverness believes are reasonable in the circumstances.
     The Financial Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of Inverness included in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007 and our previously filed Forms 8-K, as well as the historical financial statements and notes thereto of Matria included in its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007.
     The following are summaries of the completed transactions reflected in the unaudited pro forma condensed combined financial statements.

November 2007 Public Offering
     On November 20, 2007, we completed a public offering in which we sold a total of 13,634,302 shares in the offering at a public offering price of $61.49 per share. The total number of shares sold by the Company included 1,800,000 shares sold to the underwriters upon their exercise of their over-allotment option in full. Certain selling stockholders of the Company also sold 165,698 shares of common stock in the offering. The net proceeds to the Company from the offering were approximately $806.9 million.
Acquisition of Cholestech
     On September 12, 2007, we completed our acquisition of Cholestech, a publicly-traded leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease and inflammatory disorders. The preliminary aggregate purchase price was $358.7 million, which consisted of 6,840,361 shares of our common stock with an aggregate fair value of $329.8 million, $4.3 million for direct acquisition costs, estimated exit costs of $4.3 million and $20.3 million of fair value associated with the outstanding fully-vested Cholestech employee stock options which were converted to options to acquire our common stock as part of the transaction.
Acquisition of Biosite
     On June 29, 2007, we completed our acquisition of Biosite for a preliminary aggregate purchase price of $1.8 billion, including related transaction expenses of $68.4 million and $77.4 million of fair value associated with the outstanding fully vested Biosite employee stock options which were converted to options to acquire our common stock as part of the transaction.
     To finance the acquisition, we entered into a secured First Lien Credit Agreement with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, a secured Second Lien Credit Agreement with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, and certain related guaranty and security agreements. The First Lien Credit Agreement provides for term loans in the aggregate amount of $900.0 million and, subject to our continued compliance with the First Lien Credit Agreement, a $150.0 million revolving line of credit. The Second Lien Credit Agreement provides for term loans in the aggregate amount of $250.0 million. To finance the acquisition, we drew the full amount of the term loans under the two Credit Agreements and approximately $73.1 million under the revolver.
     A portion of the acquisition was also financed from the proceeds of our May 2007 sale of $150.0 million principal amount of 3% convertible senior subordinated notes due 2016 (the “Convertible Notes”) in a private placement to qualified institutional buyers.
Joint Venture with P&G
     On May 17, 2007, we completed our previously announced transaction to form a 50/50 joint venture with P&G for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields. At the closing, Inverness and P&G entered into material definitive agreements, pursuant to which we transferred our consumer diagnostic net assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment to us of approximately $325.0 million.
     Upon completion of the transaction to form the joint venture, we ceased to consolidate the operating results of our consumer diagnostic products business and began to account for our 50% interest in the results of the joint venture under the equity method of accounting. In our capacity as the manufacturer of products for the joint venture, we supply products to the joint venture and record revenue on those sales. No gain on the proceeds that we received from P&G through the formation of the joint venture will be recognized in our financial statements until P&G’s option to require us to purchase its interest in the joint venture expires. As a result, all income tax effects as a result of this transaction have also been deferred.
Acquisition of Instant
     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant, a privately-owned Virginia corporation located in Norfolk, Virginia, for an aggregate purchase price of $44.1 million, consisting of approximately $30.7 million in cash, including approximately $0.3 million of direct acquisition costs, plus 313,888 shares of our common stock with a fair value of approximately $13.1 million. Instant primarily distributes rapid drugs of abuse diagnostic products that are used in the workplace, criminal justice or other testing markets.
Acquisition of Innovacon
     On March 31, 2006, we acquired the assets of ACON Laboratories’ business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products in the United States, Canada, Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (“the Innovacon business”). The preliminary aggregate purchase price was approximately $93.9 million, which consisted of $55.1 million in cash, 711,676 shares of our common stock with an aggregate fair value of $19.7 million, $9.1 million in estimated direct acquisition costs and an additional liability of $10.0 million payable to the sellers on the deferred payment date, pursuant to the purchase agreement.
     On May 15, 2006, as part of the Innovacon business, we acquired a newly-constructed manufacturing facility in Hangzhou, China pursuant to the terms of our acquisition agreement with ACON Laboratories and its affiliates. In connection with the acquisition of the new facility, we acquired ABON BioPharm (Hangzhou) Co., Ltd (“ABON”), the direct owner of the new factory and now our subsidiary. The preliminary aggregate purchase price was approximately $20.8 million, which consisted of $8.8 million in cash and 417,446 shares of our common stock with an aggregate fair value of $12.0 million. In addition, pursuant to the acquisition agreement, we made an additional payment of $4.1 million in cash as a result of the amount of cash acquired, net of indebtedness assumed, which increased the preliminary aggregate purchase price to $24.9 million. Subsequently, between August and November 2006, we made cash payments totaling $44.0 million and issued 742,128 shares of our common stock with an aggregate fair value of $21.3 million as various milestones were achieved. This brings the aggregate purchase price for the Innovacon business, including the ABON facility, to a total of $184.1 million.
     The Innovacon financial information included in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 includes results of operations for the pre-acquisition period ended March 31, 2006, which represent the historical pre-acquisition results of these entities.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro forma Condensed Combined Statements of Operations
For the nine months ended September 30, 2007
(in 000s, except per share amounts)

		Pro forma Adjustments
		Completed Transactions																Pending Transaction
		Instant	Instant		Disposition of		Formation of		Biosite	Biosite			Cholestech	Cholestech			Pro forma	Matria	Matria		Pro forma
	Inverness	Historical	Adjustments		CD Business		Joint Venture		Historical	Adjustments			Historical	Adjustments			Combined Company	Historical	Adjustments		Combined Company
Net product and services revenue	$534,521	$5,381	$(544)	E	$(73,781)	J	$36,007	L	$152,686	$—			$47,954	$—			$702,224	$263,748	—		$965,972
Research and License revenues	17,059	—	—		—		—		2,718	—			—	—			19,777	—	—		19,777

Net revenues	551,580	5,381	(544)		(73,781)		36,007		155,404	—			47,954	—			$722,001	263,748	—		$985,749
Cost of sales	296,604	3,143	(544)	E	(34,292)	J	34,292	L	47,406	6,507	O		17,040	4,252		T	366,943	80,062	—		447,005
										(6,296)	P			(1,169)		U

Gross profit	254,976	2,238	—		(39,489)		1,715		107,998	(211)			30,914	(3,083)			355,058	183,686	—		538,744

Operating expenses:
Research and development	44,649	—	—		(7,290)	J	—		26,780	—			4,384	—			68,523	—	—		68,523
In-process research and development	169,000	—	—		—	J	—		—	(169,000)		AK	—	—			—	—	—		—
Sales and marketing	104,847	1,014	870	F	(16,414)	J	—		38,222	13,151		O	11,052	5,359		T	158,101	35,342	11,972	X	205,415
General and administrative	119,161	254	—		(6,823)	J	—		33,197	(22,089)		P	16,389	(6,218)		AM	88,648	105,433	—		194,081
	—	—	—		—		—		—	(45,221)		P	—	—			—	—	—		—

Loss on Dispositons	—	—	—		—		—		—	—			—	—			—	—	—		—

Total operating expenses	437,657	1,268	870		(30,527)		—		98,199	(223,160)			31,825	(859)			315,272	140,775	11,972		468,019

Operating income	(182,681)	970	(870)		(8,962)		1,715		9,799	222,949			(911)	(2,224)			39,786	42,911	(11,972)		70,725
Interest and other income (expense), net	(44,733)	(169)	(86)	G,H	—		3,509	M	2,060	(43,408)		Q	2,107	—			(65,368)	(16,348)	18,047	Y	(63,669)
	—	—	—		—		—		—	15,353			—	—

(Loss) Income before income taxes	(227,414)	801	(956)		(8,962)		5,224		11,859	194,893			1,196	(2,224)			(25,582)	26,563	6,075		7,056
Income tax provision	1,567	—	36		(2,331)	K	929	N	5,515	(5,515)		S	(723)	723		V	2,045	10,793	(9,161)	AA	3,677
	—	—	—		—		—		—	1,844		S	—	—

Net (loss) income	$(228,981)	$801	$(992)		$(6,631)		$4,295		$6,344	$198,564			$1,920	$(2,947)			$(27,627)	$15,770	$15,236		$3,379

Preferred Stock Dividends	—	—	—		—		—		—	—			—	—			—		(16,097)	AB	$(16,097)

Net Income (Loss) available to Common Stockholders	$(228,981)	$801	$(992)		$(6,631)		$4,295		$6,344	$198,564			$1,920	$(2,947)			$(27,627)	$15,770	$(861)		$(12,718)

Net (loss) income per common share:
Basic and diluted	$(4.89)																$(0.52)				$(0.19)

Weighted average shares — basic and diluted	46,787		—				—			—				6,363	W		53,150		13,634	AC	66,784

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro forma Condensed Combined Statements of Operations
For the year ended December 31, 2006
(in 000s, except per share amounts)

		Pro forma Adjustments
		Completed Transactions																	Pending Transaction
		Innovacon	Innovacon		Instant	Instant		Disposition of		Formation of		Biosite	Biosite		Cholestech	Cholestech		Pro forma	Matria	Matria		Pro forma
	Inverness	Historical	Adjustments		Historical	Adjustments		CD Business		Joint Venture		Historical	Adjustments		Historical	Adjustments		Combined Company	Historical	Adjustments		Combined Company
Net product and services revenue	$552,130	$13,447	$—		$23,594	$(12,782)	E	$(177,219)	J	$94,803	L	$303,262	$—		$69,070	$—		$866,305	$336,139	—		$1,202,444
Research and License revenues	17,324	—	—		—	—		—		—		5,331	—		—	—		22,655	—	—		22,655

Net revenues	569,454	13,447	—		23,594	(12,782)		(177,219)		94,803		308,592	—		69,070	—		$888,960	336,139	—		$1,225,099
Cost of sales	340,231	4,786	1,634	A	12,092	(12,782)	E	(90,289)	J	90,289	L	94,228	13,349	O	23,459	5,927	T	492,129	109,924	—		602,053
	—	—	1,037	B	—	—		—		—		—	6,296	P	—	1,872	U

Gross profit	229,223	8,661	(2,671)		11,502	—		(86,930)		4,514		214,364	(19,645)		45,611	(7,798)		396,831	226,215	—		623,046

Operating expenses:
Research and development	48,706	322	—		—	—		(5,171)	J	—		53,043	—		6,276	—		103,176	—	—		103,176
In-process research and development	4,960	—	—		—	—		—		—		—	169,000	AK	—	—		173,960	—	—		173,960
Sales and marketing	94,445	2,897	770	B	5,300	4,176	F	(36,654)	J	—		70,718	26,976	O	14,597	7,469	T	190,693	44,326	22,176	X	257,195
General and administrative	71,243	625	(1,026)	C	1,326	—		(14,696)	J	—		29,522	45,221	P	12,876	6,218	AM	173,399	125,932	—		299,331
													22,089	P

Loss on dispositions	3,498	—	—		—	—		—		—		—	—		—	—		3,498	—	—		3,498

Total operating expenses	222,852	3,844	(256)		6,626	4,176		(56,521)		—		153,283	263,287		33,749	13,687		644,726	170,258	22,176		837,160

Operating income	6,371	4,817	(2,415)		4,876	(4,176)		(30,409)		4,514		61,081	(282,932)		11,862	(21,485)		(247,895)	55,957	(22,176)		(214,114)
Interest and other income (expense), net	(17,486)	(11)	—		(449)	(509)	G, H	—		11,653	M	4,244	(105,955)	Q, R	1,834	—		(106,678)	(24,714)	27,591	Y	(103,801)

(Loss) Income before income taxes	(11,115)	4,806	(2,415)		4,427	(4,685)		(30,409)		16,168		65,325	(388,886)		13,696	(21,485)		(354,573)	31,243	5,415		(317,915)
Income tax provision	5,727	—	—		—	—		(7,876)	K	6,802	N	25,331	(25,331)	S	5,530	(5,530)	V	2,809	12,768	(11,668)	AA	3,909
	—	—	—		—	—		—		—		—	(1,844)	S	—	—

Net (loss) income	$(16,842)	$4,806	$(2,415)		$4,427	$(4,685)		$(22,533)		$9,366		$39,994	$(361,711)		$8,166	$(15,955)		$(357,382)	$18,475	$17,083		$(321,824)

Preferred Stock Dividends	$—	—	—		—	—		—		—		—	—		—	—		—	—	$(21,463)	AB	$(21,463)

Net Income available to Common Stockholders	$(16,842)	$4,806	$(2,415)		$4,427	$(4,685)		$(22,533)		$9,366		$39,994	$(361,711)		$8,166	$(15,955)		$(357,382)	$18,475	$(4,380)		$(343,287)

Net loss per common share:

Basic and diluted	$(0.49)																	$(8.45)				$(6.14)

Weighted average shares — basic and diluted	34,109		1,008	D		314	I			—			—			6,840	W	42,271		13,634	AC	55,905

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2007
(in thousands)

		Pending Transaction
	Inverness		Matria		Pro forma
	Historical	Matria	Adjustments		Combined Company
ASSETS
Current assets:
Cash and short term investments	$156,079	$11,262	$368,095	AD, AE, AF	$535,436
Accounts receivable, net of allowances	122,808	53,231	—		176,039
Inventory, net	136,487	—	—		136,487
Deferred tax assets	24,152	18,839	—		42,991
Prepaid expenses and other current assets	93,084	11,613	(81)	Z	104,616

Total current assets	532,610	94,945	368,014		995,569

Property, plant and equipment, net	243,050	40,348	(12,361)	X	271,037
Goodwill, trademarks and other intangible assets, net	2,461,634	545,992	630,133	X	3,637,759
Deferred financing costs, net, and other assets	135,433	10,976	(7,098)	Z	139,311
Deferred tax assets	118,814	—	—		118,814

Total assets	$3,491,541	$692,261	$978,688		$5,162,490

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$8,389	$29,494	$(29,494)	AE	$8,389
Current portion of capital lease obligations	583	—	—		583
Accounts payable	57,207	8,199	—		65,406
Accrued expenses and other current liabilities	151,274	27,619	28,440	AL	207,333

Total current liabilities	217,453	65,312	(1,054)		281,711

Long-term liabilities:
Long-term debt	1,340,975	266,260	(266,260)	AE	1,340,975
Capital lease obligations	206	—	—		206
Deferred tax liabilities	306,123	8,896	18,240	AI	333,259
Other long-term liabilities	319,735	6,611	—		326,346

Total long-term liabilities	1,967,039	281,767	(248,020)		2,000,786

Stockholders’ equity:
Preferred stock	—	—	715,423	AH	715,423
Common stock	55	214	13,420	AF, AG	13,689

Additional paid-in capital	1,637,692	427,318	416,569	AF, AG, AJ	2,481,579
Treasury stock		—	—		—
Accumulated deficit	(356,050)	(81,223)	81,223	AG	(356,050)

Accumulated other comprehensive income	25,352	(1,127)	1,127	AG	25,352

Total stockholders’ equity	1,307,049	345,182	1,227,762		2,879,993

Total liabilities and stockholders’ equity	$3,491,541	$692,261	$978,688		$5,162,490

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE
     The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 include the historical results of Inverness and Matria, our previous acquisitions of Biosite, including the related financing transactions, Cholestech, Instant and Innovacon, the elimination of the historical results of operations for our consumer diagnostic products business and the impact of our new manufacturing agreement in connection with the formation of our 50/50 joint venture with P&G and the November 2007 issuance of common stock on our historical results of operations, as if these transactions had occurred on January 1, 2006. The historical results of operations for Instant have been derived from the supplemental information contained in the combined financial statements of Instant Technologies and Affiliates for the year ended December 31, 2006, as certain entities included within those combined financial statements were not acquired by Inverness.
     The accompanying unaudited pro forma condensed combined balance sheet assumes that the pending acquisition of Matria occurred on September 30, 2007.
Proposed Acquisition of Matria
     The preliminary aggregate purchase price for Matria will be allocated based on the closing balance sheet of Matria as of the date of acquisition, when available. On a preliminary basis, for purposes of the accompanying unaudited pro forma condensed combined balance sheet, the purchase price was allocated based on the September 30, 2007 balance sheet of Matria as follows:

(in thousands)
Cash and marketable securities	$11,262
Accounts receivable	53,231
Other current assets	23,273
Property and equipment	27,987
Customer relationships	93,100
Core technology	24,461
Trademarks	3,100
Non-Competes	700
Goodwill	1,054,764
Other assets	10,976
Accounts payable and accrued expenses	(35,818)
Other liabilities	(6,611)
Deferred tax liability	(27,136)

$1,233,289

     The above values for the assets acquired and liabilities assumed are based upon preliminary management estimates due to timing of the proposed acquisition. We assigned an estimated useful life of five to 10 years for customer relationships, core technology, trademarks, and non-competes.

Acquisition of Cholestech
     On September 12, 2007, we completed our acquisition of Cholestech, a publicly-traded leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease and inflammatory disorders. The preliminary aggregate purchase price was $358.7 million, which consisted of 6,840,361 shares of our common stock with an aggregate fair value of $329.8 million, $4.3 million for direct acquisition costs, estimated exit costs of $4.3 million and $20.3 million of fair value associated with the outstanding fully-vested Cholestech employee stock options which were converted to options to acquire our common stock as part of the transaction.
     Based on preliminary valuations, the aggregate purchase price for Cholestech was allocated to the assets acquired and liabilities assumed from Cholestech at the date of acquisition as follows:

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)

(in thousands)
Cash and marketable securities	$66,521
Accounts receivable	4,879
Inventory	10,805
Other current assets	1,522
Property and equipment	6,677
Customer relationships	99,250
Core technology	83,810
Trademarks	20,590
Internally-developed software	200
Goodwill	72,279
Other assets	1,047
Accounts payable and accrued expenses	(8,152)
Deferred tax liability	(749)

$358,679

     We assigned an estimated useful life of 10 years, 26 years, 13 years and 7 years to trademarks, customer relationships, core technology and internally-developed software, respectively. We expect that substantially all of the amount allocated to goodwill will not be deductible for tax purposes. The allocation of purchase price remains subject to potential adjustments, including adjustments for liabilities associated with certain exit activities and restructuring activities.
     Acquisition of Biosite
     On June 29, 2007, we completed our acquisition of Biosite for a preliminary aggregate purchase price of $1.8 billion, including related transaction expenses of $68.4 million and $77.4 million of fair value associated with the outstanding fully vested Biosite employee stock options which were converted to options to acquire our common stock as part of the transaction.
     Based on preliminary valuations, the aggregate purchase price for Biosite was allocated based on the assets acquired and liabilities assumed from Biosite at the date of acquisition as follows:

NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)

(in thousands)
Cash and short term investments	$174,115
Accounts receivable	44,386
Inventory	39,557
Deferred tax assets	18,691
Other current assets	40,903
Property and equipment	147,104
Goodwill	727,767
Customer relationships	348,100
Core technology, patents and licenses	239,080
Trademarks	78,100
In-process research and development	169,000
Other assets	106,743
Accounts payable and accrued expenses	(55,179)
Other liabilities	(8,496)
Deferred tax liability	(268,688)

$1,801,183

     As part of the purchase price allocation, IPR&D projects have been valued at $169.0 million. These are projects that have not yet reached technical feasibility as of the date of our acquisition of Biosite.
     We assigned an estimated useful life of 10.5 years for trademarks, a range of 1.5 years to 22.5 years for customer relationships, as range of 11.5 years to 19.5 years for core technology and a range of 11.5 years to 14.5 years to patents and licenses. We expect substantially all of the amount allocated to goodwill will not be deductible for tax purposes. The allocation of purchase price remains subject to potential adjustments, including adjustments for liabilities associated with certain exit activities and restructuring activities.
Joint Venture with P&G
     On May 17, 2007, we consummated a transaction with P&G to form a 50/50 joint venture for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields, whereby we contributed our consumer diagnostic assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment to us of approximately $325.0 million. Under the terms of the joint venture agreement,

NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)
we will continue to manufacture consumer diagnostic products and sell these products to the joint venture entity.
     Additionally, in conjunction with the joint venture, we entered into a transition services agreement with the joint venture entity, pursuant to which we will provide certain operational support services to the joint venture for a period of four years, subject to renewal or earlier termination under the terms of the agreement. Transitional services under such agreement will be provided for varying periods. As the final scope and periods of such arrangements are variable and not estimable, no profits from such services revenue have been assumed in the accompanying pro forma results.
     The historical financial results of the consumer business contributed to the joint venture include all direct and allocable costs associated with the business. Certain other costs not specifically attributable to the business, including corporate overhead expenses, interest income and expense, and certain other non-operating costs are not included in the historical results of the contributed consumer business.
Acquisition of Instant
     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant Technologies, Inc., a privately-owned Virginia corporation located in Norfolk, Virginia, for an aggregate purchase price of $44.1 million, consisting of approximately $30.7 million in cash, including approximately $0.3 million of direct acquisition costs, plus 313,888 shares of our common stock with a fair value of approximately $13.1 million.
     Based on final valuations, the aggregate purchase price for Instant was allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)

(in thousands)
Cash	$327
Accounts receivable	3,638
Inventory	4,267
Other current assets	780
Property and equipment	141
Customer relationships	19,010
Trademarks	2,380
Goodwill	32,934
Accounts payable and accrued expenses	(4,279)
Long-term debt and other liabilities	(6,145)
Deferred tax liability	(8,976)

$44,077

     Immediately subsequent to the acquisition, we repaid the outstanding principal and accrued interest balances related to the debt we assumed in the transaction, totaling approximately $4.9 million.
     We estimate a useful life of 5 years and 12 years for trademarks and customer relationships, respectively, and have recorded these assets in other intangible assets, net in the accompanying consolidated balance sheet at September 30, 2007. Goodwill resulting from this transaction is not deductible for tax purposes.
Acquisition of Innovacon
     On March 31, 2006, we acquired Innovacon. The preliminary aggregate purchase price was approximately $93.9 million, which consisted of $55.1 million in cash, 711,676 shares of our common stock with an aggregate fair value of $19.7 million, $9.1 million in estimated direct acquisition costs and an additional deferred payable of $10.0 million, which was paid to the sellers in May 2007, pursuant to the purchase agreement.
     On May 15, 2006, as part of the Innovacon business, we acquired a newly-constructed manufacturing facility in Hangzhou, China pursuant to the terms of our acquisition agreement with ACON Laboratories and its affiliates. In connection with the acquisition of the new facility, we acquired ABON, the direct owner of the new factory and now our subsidiary. The aggregate purchase price was approximately $20.8 million, which consisted of $8.8 million in cash and 417,446 shares of our common stock with an aggregate fair value of $12.0 million. In addition, pursuant to the acquisition agreement, we made an additional payment of

NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE (CONTINUED)
$4.1 million in cash as a result of the amount of cash acquired, net of indebtedness assumed, which increased the preliminary aggregate purchase price to $24.9 million.
     Subsequently, between August and November 2006, we made cash payments totaling $44.0 million and issued 742,128 shares of our common stock with an aggregate fair value of $21.3 million as various milestones were achieved. This brings the aggregate purchase price for the Innovacon business, including the ABON facility, to a total of $184.1 million.
     The aggregate purchase price for the Innovacon business, including the ABON facility discussed above, was allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

(in thousands)
Cash	$8,403
Accounts receivable	11,328
Inventories	4,814
Property, plant and equipment, net	10,274
Goodwill	112,116
Trademarks	800
Customer relationships	27,700
Supply agreements	3,300
Core technology	16,200
Other assets	1,369
Accounts payable and accrued expenses	(4,081)
Long-term debt	(8,125)

$184,098

     Goodwill generated from this acquisition is not deductible for tax purposes. We estimate the useful lives of the trademarks, customer relationships, supply agreements and product technology to be 10 years, 16.8 years and 17.8 years, 1.8 years and 7 years, respectively, and have included them in core technology and patents, net, and other intangible assets, net, respectively, in the accompanying consolidated balance sheets. The weighted average amortization period for the acquired intangible assets with finite lives is 12.7 years.

NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
     The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:
A.	Reflects estimated cost increase for products supplied under a contractual supply agreement.

B.	Reflects amortization expense of the value assigned to customer relationships, supply agreements and trademarks as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of Innovacon from ACON. The fair values of acquired intangible assets in connection with the acquisition of Innovacon and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$112,116	Indefinite
Trademarks	800	10 years
Customer relationships	27,700	16.8-17.8 years
Supply agreements	3,300	1.8 years
Core technology	16,200	7 years

Total intangibles	$160,116

C.	Reflects the reversal of legal fees incurred by ACON and Inverness in connection with pre-acquisition intellectual property litigation settled in connection with the Innovacon acquisition.

D.	Represents adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock as part of the consideration to acquire and finance the Innovacon business, including the ABON facility, as if such transaction occurred on January 1, 2006.

E.	Represents elimination of sales and related cost of sales between Innovacon and Instant.

F.	Reflects the reversal of amortization expense recorded by Instant related to pre-acquisition intangible assets written off in connection with the acquisition of Instant, net of amortization related to estimated intangibles acquired.

G.	Reflects the reversal of interest expense incurred by Instant related to pre-acquisition debt which was repaid by Inverness in connection with the acquisition of Instant.

H.	Represents the recording of minority interest expense related to the 25% ownership in Instant not acquired by Inverness.

NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (CONTINUED)
I.	Represents the issuance of common stock by Inverness in connection with the acquisition of Instant.

J.	Reflects elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction to form a 50/50 joint venture with P&G.

K.	Tax effect on the elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction to form a 50/50 joint venture with P&G.

L.	Reflects manufacturing revenue and related costs in conjunction with the manufacturing agreement entered into with the joint venture entity.

M.	Represents our 50% investment income from the joint venture entity, which will be reported as equity earnings of unconsolidated entities, net of taxes.

N.	Tax effect on the profit resulting from the formation of the joint venture and related disposition of the consumer diagnostic business.

O.	Reflects amortization expense of the estimated value assigned to customer relationships, core technologies trademarks, and other technology as discussed in Note 1, acquired in connection with the acquisition of Biosite. The estimated fair values of acquired intangible assets in connection with the acquisition of Biosite and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$727,767	Indefinite
Customer relationships	348,100	1.5 - 22.5 years
Core technology, patents and licenses	239,080	11.5 - 19.5 years
Trademarks	78,100	10.5 years

Total intangibles	$1,393,047

P.	Reflects the expensing in 2006 of the estimated write-up of inventory to fair value, the fair value of unvested options in connection with the acquisition of Biosite, and certain transaction-related expenses incurred in 2007 by Biosite during the pre-acquisition period and the reversal of such expenses recorded in the historical income statements during the six months ended June 30, 2007. Unvested Biosite options were accelerated at closing in accordance with the terms of the merger agreement with Biosite.

NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (CONTINUED)
Q.	Reflects interest expense incurred in connection with the acquisition of Biosite, including interest on the borrowings of $900.0 million under the First Lien Credit Agreement, $73.2 million under the related revolving line of credit, $250.0 million under the Second Lien Credit Agreement and $150.0 million under the Convertible Notes, net of interest saved from the repayment of the $150.0 million 8.75% senior subordinated notes.

R.	Reflects a redemption premium of $9.3 million incurred in connection with the repayment of the $150.0 million 8.75% senior subordinated notes and the write-off of unamortized deferred financing costs as of January 1, 2006 totaling $7.9 million ($6.7 million as of March 31, 2007) in connection with the repayment of the 8.75% senior subordinated notes and the Existing Credit Agreement.

S.	Reflects the reversal of the historical tax provisions of Biosite as a result of pro forma pretax losses incurred.

T.	Reflects amortization expense of the estimated value assigned to customer relationships, core technology, trademarks, and internally-developed software as discussed in Note 1, acquired in connection with the acquisition of Cholestech. The estimated fair values of acquired intangible assets in connection with the acquisition of Cholestech and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$72,279	Indefinite
Customer relationships	99,250	26 years
Core technology	83,810	13 years
Trademarks	20,590	10 years
Internally-developed software	200	7 years

Total intangibles	$281,129

U.	Reflects the expensing of the estimated write-up of inventory to fair value in connection with the acquisition of Cholestech.

V.	Reflects the reversal of the historical tax provisions of Cholestech as a result of overall pro forma pretax losses incurred.

NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (CONTINUED)
W.	Reflects shares issued in connection with the Cholestech acquisition and incremental diluted shares related to the acquisition of Cholestech and Biosite. Such incremental dilutive shares represent the dilutive effect of options assumed and converted to Inverness options in connection with each transaction, computed on the treasury stock method.

X.	Reflects amortization expense of the estimated value assigned to customer relationships, core technology, non-competes and trademarks as discussed in Note 1, expected to be acquired in connection with the proposed acquisition of Matria. The estimated fair values of acquired intangible assets in connection with the proposed acquisition of Matria and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$1,054,764	Indefinite
Customer relationships	93,100	10 years
Core technology	24,461	7 years
Trademarks	3,100	7 years
Non-competes	700	5 years

Total intangibles	$1,176,125

Y.	Reflects the reversal of interest expense incurred by Matria related to pre-acquisition debt which was repaid by Inverness in connection with the proposed acquisition of Matria.

Z.	Reflects the write off of unamortized debt issuance costs and administration fees as of January 1, 2006 totaling $7.2 million in connection with the Matria pre-acquisition debt repaid by Inverness in connection with the proposed acquisition of Matria.

AA.	Reflects the adjustment of the historical tax provisions of Matria as a result of pro forma pretax losses incurred.

AB.	Reflects 3% dividend payment on Series B Preferred Stock issued in connection with the proposed Matria acquisition.

AC.	Represents adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock as part of the November 2007 public offering, as if such transaction occurred on January 1, 2006.

AD.	Represents estimated cash consideration of $143.1 million paid to shareholders of Matria in connection with the proposed acquisition of Matria.

AE.	Reflects payment of Matria related pre-acquisition debt of $295.8 million paid by Inverness in connection with the proposed acquisition of Matria.

AF.	Reflects the issuance of 13,634,302 shares of Inverness $.001 par value common stock during the November 2007 public offering.

AG.	Reflects the reversal of historical equity accounts of Matria

AH.	Reflects estimated value of convertible preferred stock issued to Matria shareholders in connection with the proposed acquisition of Matria

AI.	Reflects deferred tax liability recorded on value assigned to intangible assets acquired in the proposed acquisition of Matria

AJ.	Reflects the estimated value of options assumed in the proposed acquisition of Matria.

AK.	Reflects the writeoff of IPR&D associated with the Biosite acquisition.

AL.	Reflects the estimated change in control benefits to be paid associated with the proposed Matria acquisition

AM.	Reflects fees and bonuses associated with the acquisition of Cholestech. These charges are included in the 2007 historical Cholestech results, but for pro forma presentation these should be included in the 2006 pro forma financials.
NOTE 3 — PRO FORMA NET LOSS PER COMMON SHARE
     For the year ended December 31, 2006 and the nine months ended September 30, 2007, the unaudited pro forma combined company basic and diluted net loss per common share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares issued or expected to be issued upon the closings of the respective acquisitions and the related financings, as if such transactions had occurred on January 1, 2006. Common stock equivalents resulting from the assumed exercise of Inverness’ stock options, warrants, or preferred stock are not included in the pro forma combined company diluted net loss per common share calculation for the year ended December 31, 2006 and the nine months ended September 30, 2007 because inclusion thereof would be antidilutive.